UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2024
PAR Technology Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	PAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Merger described below in Item 8.01, which description is incorporated by reference into this Item 3.02, PAR Technology Corporation, a Delaware corporation (“PAR”), will issue approximately 1,503,161 shares of its common stock (the “Share Consideration”) to holders of equity interests of Delaget, LLC, a Delaware limited liability company (“Delaget”), subject to reduction for cash paid to equity holders of Delaget who are unaccredited investors in lieu of Share Consideration. The issuance of the Share Consideration will be made in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. PAR has agreed to register the Share Consideration for resale with the Securities and Exchange Commission.

Item 8.01	Other Events.

Consistent with and in furtherance of its strategy to enhance and expand its omnichannel solutions through strategic acquisitions of complementary companies, products, and technologies, on December 31, 2024 (the “Signing/Closing Date”), PAR entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, on the Signing/Closing Date, PAR acquired 100% of the outstanding equity interests of Delaget in consideration for the payment of $132.0 million (“Merger Consideration” and such transaction, the “Merger”). The Merger Consideration is subject to adjustment for any cash, indebtedness (including debt-like items), and net working capital of the acquired entities. Other than amounts paid in cash to equity holders of Delaget who are unaccredited investors, the Merger Consideration will be paid in Share Consideration.

On January 2, 2025, PAR issued a press release announcing the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On December 30, 2024, in recognition of the exceptional performance and leadership Savneet Singh, PAR’s Chief Executive Officer and President, demonstrated throughout PAR’s year ended December 31, 2024 in driving shareholder value, including PAR’s acquisitions of Stuzo LLC and TASK Group Holdings Limited, PAR’s disposition of its Government segment, and various financing and other transactions, Mr. Singh was granted 61,282 time-vesting restricted stock units (“RSUs”), with each restricted stock unit representing the right to receive one share of PAR common stock upon vesting. Subject to Mr. Singh’s continued service with PAR through and including the applicable vesting date, the RSUs will vest 15%, 15% and 70% on January 1, 2026, January 1, 2027 and January 1, 2028, respectively. The RSUs were granted under the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan (as the same may be amended or restated from time to time, or its successor) and are subject to the terms and conditions of PAR’s standard form of restricted stock unit agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Exhibit Description
99.1	PAR Technology Corporation Press Release dated January 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements.

This Current Report on Form 8-K and the press release filed herewith contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of PAR’s future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate”, “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management’s current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause PAR’s actual results to differ materially from those expressed in or implied by forward-looking statements, including statements expressing optimism about future business, operational, and growth opportunities and product offerings. Risks and uncertainties that could cause or contribute to such differences include potential business uncertainties relating to the Merger, including possible disruptions to PAR’s business and operational relationships and its ability to achieve anticipated synergies; risks and uncertainties related to the cost, timing, and complexity of integration; as well as, but not exclusively, the risks and uncertainties discussed in PAR’s Annual Report on Form 10-K for the year ended December 31, 2023 and its other filings with the Securities and Exchange Commission. Forward-looking statements contained herein and in the press release are based solely on the information known to PAR’s management and speak only as of the date of this report. PAR undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date:	January 2, 2025	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial Officer
(Principal Financial Officer)